                                                                    Exhibit 99.1

Other Selected Financial Information (Dollars in thousands):

                                                                 For the Three Months Ended March 31, 2001
                                                           ----------------------------------------------------
                                                           Pre-Acquisition      Post-Acquisition        Total
                                                           ---------------      ----------------      ---------
Collections(1)                                                   $ 5,668             $ 14,733          $ 20,401
                                                                =======             ========          ========
Revenue                                                         $ 4,378             $  8,240          $ 12,618
                                                                =======             ========          ========
Revenue as a percentage of collections                               77%                  56%               62%

Amortization of purchased receivables(1)                         $ 1,290             $  6,493          $  7,783
                                                                =======             ========          ========
Amortization as a percentage of collections                          23%                  44%               38%

Servicing fee expenses                                          $ 1,864             $  3,787          $  5,651
                                                                =======             ========          ========
Servicing fee expenses as a percentage of collections                33%                  26%               28%

(1) Post-acquisition collections and amortization include $1,148 from purchased receivables included in one of the Company's securitizations recorded as a sale for accounting purposes.